UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2006

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2006, the Compensation and Benefits Committee (the "Committee") of Merck & Co., Inc. ("Merck" or the "Company") approved the following changes for Mr. Kenneth C. Frazier, the Company’s Senior Vice President and General Counsel, effective November 1, 2006:

• A change in title to Executive Vice President and General Counsel; and
• An increase in annual base salary to $780,000 from $689,400.

Mr. Frazier, who is responsible for Merck’s legal and public affairs functions, initially assumed the position of Senior Vice President and General Counsel in December 1999.

Mr. Richard T. Clark, the Company’s Chief Executive Officer and President, recommended the changes to the Committee in recognition of Mr. Frazier’s significant contributions to Merck, as well as his highly valuable experience and exceptional leadership abilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

October 30, 2006	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary